YOUR VOTE IS IMPORTANT!
Dear Shareholder:

To facilitate receiving your voted proxy as quickly as possible, we have instructed our independent proxy tabulator to forward the enclosed proxy material to you by overnight delivery.
The attached Federal Express envelope has been provided to speed the return of your signed proxy. To use this return envelope, simply call Federal Express at 1-800-238-5355. Federal will pick up the envelope at your location.
There is no charge for either the phone call or the pick-up
If it is more convenient for you, you may fax your voted proxy to our tabulator at 1-617-871-2569. Please be sure to fax both the FRONT AND BACK of your card.
Your vote is important. Please accept our thanks in advance for your cooperation and prompt attention to this matter.